EX-23.2

                                CONSENT OF COUNSEL

                                 Brian F. Faulkner
                           A Professional Law Corporation
                           27127 Calle Arroyo, Suite 1923
                        San Juan Capistrano, California 92675
                                   (949) 240-1361


August 11, 2003


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Avery Sports Turf, Inc. - Form S-8

Dear Sir/Madame:

     I have acted as counsel to Avery Sports Turf, Inc., a Delaware corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 30,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan, and 10,000,000 Shares which are issuable pursuant to the Company's Stock Incentive Plan. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                       Sincerely,


                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner, Esq.